                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          AGREEMENT made as of October 25, 1995 by and between Atlas Corporation, a Delaware corporation ("Atlas"); and Independence Mining Company
Inc., a           Delaware corporation ("Independence").

                                  WITNESSETH:

          Atlas and Independence are parties to a Purchase and Sale Agreement dated October 25, 1995 (the "Purchase Agreement"). In order to induce Independence to consummate the transactions under the Purchase Agreement, Atlas has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Certain capitalized terms used herein and not otherwise defined are defined in Section 7 hereof.

          The parties hereto agree as follows:

               SHELF REGISTRATION.  (a) Atlas shall:  (i) as promptly as
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possible following the date hereof file a Shelf Registration Statement providing for resales of Registrable Securities by Independence (the "Shelf
Registration"); (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective as promptly as is possible; and (iii) use its best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act with respect to the Registrable Securities until October 25, 1998, or, if sooner, until the Shares no longer constitute Registrable Securities. Atlas shall supplement or amend the Shelf Registration Statement as necessary to comply with the Securities Act and the rules and regulations thereunder, the rules, regulations or instructions applicable to the registration form used by Atlas, or any other law, rule or regulation applicable thereto. Atlas shall pay all Registration Expenses (as defined in Section 4) incurred in connection with the Shelf Registration.

               (b) In the event that Atlas becomes ineligible to file a shelf registration statement on behalf of Independence, or the Shelf Registration filed by Atlas on Independence's behalf becomes ineffective as a means of registering the Registrable Securities, at any time after October 25, 1996 and at Independence's request Atlas shall register the sale of all or part of the Registrable Securities. Atlas shall be required to file only one registration statement to effect the foregoing.

               PIGGYBACK REGISTRATIONS.
               -----------------------

                    RIGHT TO PIGGYBACK.  Whenever on or prior to October 25,
                    ------------------
1998 Atlas proposes to register any of its securities under the Securities Act to be issued in an underwritten public offering by Atlas (other than pursuant to the Shelf Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Atlas will give prompt written notice to Independence of its intention to effect such a registration and will include in such registration all Registrable Securities requested for inclusion therein by Independence.

                    PIGGYBACK EXPENSES.  The Registration Expenses related to
                    ------------------
the Registrable Securities in any Piggyback Registration will be paid by Atlas.

                    PRIORITY ON REGISTRATIONS.  If the managing underwriters of
                    -------------------------
a Piggyback Registration advise Atlas in writing that in their sole discretion the number of securities requested to be included in such offering exceeds the number which can be sold in such offering such that the offering will be materially adversely affected, the number of securities to be offered will be reduced as recommended in writing by the managing underwriters. Atlas will include securities in such registration according to the following priority: (i) the securities Atlas proposes to sell, and (ii) the Registrable Securities requested to be included in such registration and other securities requested to be included in such registration by holders of Parity Registration Rights, allocated among the holders of Registrable Securities and such other holders in proportion, as nearly as practicable, to the respective number of shares of Common Stock proposed to be sold in such offering by them.

                    SELECTION OF UNDERWRITERS.  Atlas may select the investment
                    -------------------------
banker(s) and manager(s) for any offering pursuant to a Piggyback Registration.

                    OTHER REGISTRATIONS.  If Atlas has previously filed a
                    -------------------
registration statement with respect to Registrable Securities pursuant to this
Section 2, and if such previous registration has not been withdrawn or abandoned, Atlas will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration, unless a shorter period of time is approved by the holders of a majority of the Registrable Securities included in such previous registration.

                    REGISTRATION PROCEDURES.  In connection with any
                    -----------------------
registration pursuant to Section 1 hereof, whenever Independence has requested that any Registrable Securities be registered pursuant to this Agreement, Atlas will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto Atlas will as expeditiously as possible:

                         furnish to each Seller of Registrable Securities such
number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it;

                         use its best efforts to register or qualify such
Registrable Securities under such other securities or blue sky laws of such jurisdictions as Independence reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller, provided that Atlas will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction except to the extent required by applicable law;

                         notify each Seller of Registrable Securities, at any
time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, Atlas will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                         cause all such Registrable Securities to be listed on
each securities exchange on which similar securities issued by Atlas are then listed;

                         provide a transfer agent and registrar for all such
Registrable Securities;

                         enter into such customary agreements (including
underwriting agreements in customary form) and take all such other actions as Independence reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that in the event of any underwritten offering, Independence will be responsible for the reasonable fees and disbursements of one counsel to Atlas for such counsel's review of the underwriting agreement to the extent such fees and disbursements exceed $2,500 up to a maximum amount of $20,000;

                         make available for inspection by any Seller of
Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Seller or underwriter, all financial and other records, pertinent corporate documents and properties of Atlas, and cause Atlas' officers, directors, employees and independent accountants to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

                         obtain a cold comfort letter from Atlas' independent
public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

          Independence agrees that, upon receipt of any notice from Atlas of the happening of any event of the kind described in Section 3.1(c) hereof, Independence will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Independence's receipt of written notice that sales may continue with the existing prospectus or the supplemented or amended prospectus contemplated by
Section 3(c) hereof. In the event Independence is not able to commence sales of Shares pursuant to an effective registration statement not later than 60 days after the date of a notice pursuant to Section 3(c) (the "Notice Date"), Atlas shall pay to Independence an amount per share equal to the difference (but only if the price in (ii) is less than the price in (i)), if any, between (i) the actual sales price subsequently received from any sales by Independence during a number of days following the date on which such sales become permissible which is equal to the number of days over 60 during which such sales were not allowed and (ii) the average of (A) the closing sales prices on any national securities exchange or the NASDAQ National Market System on which the Common Stock is listed or included, or (B) the average of the bid and asked prices on NASDAQ if not so listed or included for the days in excess of 60 from the Notice Date (such average closing sales prices or average bid and asked price, as the case may be, being referred to as the "Deemed Sales Price"), plus interest calculated on the Deemed Sales Price from the 61st day after the Notice Date to the date of any actual sale at the rate of 12% per annum.

                    REGISTRATION EXPENSES.
                    ---------------------

                         All expenses incident to Atlas' performance of or
compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Atlas and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Atlas (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that Atlas will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Atlas are then listed.

                         In connection with each registration of Registrable
Securities, Atlas will reimburse Independence for the reasonable fees and disbursements of one counsel chosen by Independence to the extent such fees and disbursements exceed $2,500 up to a maximum of $25,000.

                    INDEMNIFICATION.
                    ---------------

                         Atlas agrees to indemnify Independence, its officers
and directors and any person who controls Independence within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses (including legal fees and other expenses incurred in defending any such claim or action) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that Atlas shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with information furnished to Atlas in writing by Independence specifically for use therein. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless Independence in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then Atlas shall contribute to the amount paid or payable to Independence as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Atlas and Independence in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Atlas or Independence and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                         Independence agrees to indemnify and hold Atlas and any
person who controls Atlas within the meaning of the Securities Act harmless (in the same manner and to the same extent as set forth in Section 5(a)) with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, prospectus, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Atlas by Independence specifically for use therein.

                         PARTICIPATION IN REGISTRATIONS.  No Person may
                         ------------------------------
participate in any registration hereunder unless such Person:

                              in the case of a registration which is
underwritten, agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by Atlas;

                              as expeditiously as possible, notifies Atlas, at
any time when a prospectus relating to such Person's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event involving such Person as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                              complies with all reasonable requests made by
Atlas or its counsel with respect to the registration of such Person's Registrable Securities, including, without limitation, providing access to all relevant books and records; and

                              completes, executes and delivers all
questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Person's Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements.

                         DEFINITIONS.
                         -----------

                              "Affiliate" shall have the meaning ascribed to
                               ---------
it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC as in effect on the date hereof.

                              "Parity Registration Rights" means the right to
                               --------------------------
register securities of Atlas which, by the terms of the agreement or instrument granting such rights, are on a parity with the rights of Independence under this Agreement.

                              "Person" shall mean any individual, firm,
                               ------
corporation, trust, partnership, or other entity and, with respect to Persons holding Registrable Securities, shall include any group comprised of any Person and any other Person with whom such Person or an Affiliate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any Common Stock.

                              "Common Stock" means collectively, Atlas' common
                               ------------
stock, par value $1.00 per share.

                              "Registrable Securities" means (i) the Shares,
                               ----------------------
and (ii) any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have ceased to be "restricted securities" as that term is defined by Rule 144 of the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

                              "Seller" means any Person whose Registrable
                               ------
Securities are included in a Shelf or Piggyback Registration.

                              "Shares" means 1,400,000 shares of unregistered
                               ------
Common Stock issued to Independence by Atlas pursuant to the Purchase Agreement.

                              "Shelf Registration Statement" shall mean a
                               ----------------------------
"shelf" registration statement of Atlas pursuant to the provisions of Section 1 of this Agreement which covers any of the Registrable Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                              Unless otherwise stated, other capitalized terms
contained herein have the meanings set forth in the Purchase Agreement.

                         MISCELLANEOUS.
                         -------------

                              NO INCONSISTENT AGREEMENTS.  Atlas will not
                              --------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Independence in this Agreement.

                              REMEDIES.  Any Person having rights under any
                              --------
provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                              AMENDMENTS AND WAIVERS.  Except as otherwise
                              ----------------------
provided herein, the provisions of this Agreement may be amended and Atlas may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Atlas has obtained the written consent of Independence, for so long as Independence is a holder of Registrable Securities, and, at any other time, of the holders of 60% of the Registrable Securities.

                              SUCCESSORS AND ASSIGNS.  All covenants and
                              ----------------------
agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                              INCORPORATION OF PURCHASE AGREEMENT PROVISIONS.
                              ----------------------------------------------
The Sections entitled "Notices", "Severability," "Counterparts," "Headings," "Entire Agreement," and "Governing Law" in the Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           ATLAS CORPORATION


                                           By:  ________________________________
                                                Name:  Gary E. Davis
                                                Title:  President



                                           INDEPENDENCE MINING COMPANY INC.


                                           By:  ________________________________
                                                Name:  Robert W. Micsak
                                                Title:  Vice President